UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 28, 2015

FIRST SOUTH BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

VIRGINIA	0-22219	56-1999749
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1311 Carolina Avenue, Washington, North Carolina	27889
(Address of principal executive offices)	(Zip Code)

(252) 946-4178

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders (the "Annual Meeting") of First South Bancorp, Inc. (the “Company”) was held Thursday, May 28, 2015 at 11:00 a.m. eastern time, at the main office of First South Bank (the "Bank") located at 1311 Carolina Avenue, Washington, North Carolina.

The stockholders eligible to vote at the Annual Meeting were those stockholders of record as of April 2, 2015. A certified list of stockholders eligible to vote at the Annual Meeting indicated there were 9,528,964 votes entitled to be cast at the Annual Meeting, of which 3,176,321 votes represents a quorum. A total of 8,448,881 votes, representing 88.7% of the votes eligible to be cast, were present in person or by proxy at the Annual Meeting, constituting a quorum.

The purpose of the Annual Meeting was for considering and acting upon the following two matters: the election of four directors of the Company to serve three-year terms and to ratify the appointment of Turlington and Company, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

The following is the results of the voting for each the two matters presented:

1.	The election of four directors:

	For	Withheld	Broker Non-Vote
Lindsey A. Crisp
Number of votes	5,747,261	456,687	2,244,933
Percent of votes cast	92.6%	7.4%

Steve L. Griffin
Number of votes	5,723,498	480,450	2,244,933
Percent of votes cast	92.3%	7.7%

Frederick N. Holscher
Number of votes	5,456,138	747,810	2,244,933
Percent of votes cast	88.0%	12.0%

Frederick H. Howdy
Number of votes	5,655,650	548,298	2,244,933
Percent of votes cast	91.2%	8.8%

2.	The ratification of the appointment of Turlington and Company, LLP as the Company’s independent registered public accounting firm:

	For	Against	Abstain
Number of votes cast	8,340,068	8,716	100,097
Percent of votes cast	98.7%	0.1%	1.2%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

First South Bancorp, Inc.
(Registrant)

Date: May 28, 2015	By: /s/ William L. Wall
William L. Wall
Senior Vice President and Secretary